UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2022

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-15254	98-0377957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENB	New York Stock Exchange
6.375% Fixed-to-Floating Rate Subordinated Notes Series 2018-B due 2078	ENBA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 2 to the Current Report on Form 8-K (this “Amendment No. 2”) amends Item 5.02 of Enbridge Inc.’s (“Enbridge”) Current Report on Form 8-K filed on October 4, 2022 (the “Original Form 8-K”), as amended by Amendment No. 1 to the Original Form 8-K filed on December 15, 2022 (“Amendment No. 1”). This Amendment No. 2 should be read in conjunction with the Original Form 8-K and Amendment No. 1. Except as set forth below, the Original Form 8-K, as amended by Amendment No. 1, remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2023, Enbridge Employee Services, Inc. (the “Company”) and Gregory L. Ebel entered into an employment agreement memorializing the terms of Mr. Ebel’s employment as President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement is effective as of January 1, 2023.

The Employment Agreement provides that in the event Mr. Ebel’s employment is terminated (A) by the Company without Cause or due to Mr. Ebel’s disability or (B) by Mr. Ebel for Good Reason (as each such term is defined in the Employment Agreement), Mr. Ebel would be entitled to receive (1) a lump sum severance payment equal to two times the sum of his (x) annual salary and (y) the average of the short-term incentive awards paid to Mr. Ebel in the immediately preceding two years, (2) a pro-rated short term incentive award for the year of termination, calculated based on the last short-term incentive award paid to Mr. Ebel, (3) with respect to any other cash incentive compensation to which Mr. Ebel has a right, payment of a pro-rated amount in accordance with the terms of such plan, (4) a lump sum payment equal to the present value of the benefit he would have accrued under the tax-qualified defined benefit pension plan and the nonqualified supplemental benefit pension plan during the two years following the date of termination (to the extent he has a vested benefit under those plans as of the date of termination), plus the amount the Company would have contributed to his defined contribution savings plan during the two years following the date of termination, (5) reimbursement of up to US$30,000 for financial and/or career counseling assistance, and (6) with respect to any unvested stock options held as of the termination date, a cash amount in respect of the excess (if any) of the fair market value of Enbridge Inc. common shares over the exercise price of such options; provided that any payment of such amounts is subject to Mr. Ebel’s execution and non-revocation of a general release of claims in favor of Enbridge Inc., the Company and their respective affiliates.

Pursuant to the Employment Agreement, Mr. Ebel is bound by a perpetual confidentiality covenant with regards to Confidential Information (as that term is defined in the Employment Agreement), one-year post-termination non-competition and customer non-solicitation covenants, and a two-year post-termination employee non-recruitment covenant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, the form of which is filed as Exhibit 10.1 to this Amendment No. 2, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Executive Employment Agreement with Enbridge Employee Services, Inc. (2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE INC. (Registrant)

Date: March 20, 2023	By:	/s/ Karen K.L. Uehara
Karen K.L. Uehara Vice President & Corporate Secretary (Duly Authorized Officer)